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                                                                    Exhibit 10.6


               QUANTEX(R) HARDWARE AND SOFTWARE LICENSE AGREEMENT


        This Hardware and Software License Agreement ("Agreement") is made and entered into on the date set forth below by and between ITG Inc. ("ITG") and ________________________ ("Customer").

        Subject to the terms of this Agreement, Customer agrees to license from ITG, and ITG agrees to license to Customer (i) certain software which services a workstation-based analytics, information and routing system known as QUANTEX(R) and the user documentation describinG the operation and use of such system (collectively, the "Software") and (ii) a workstation, terminal, PC or other hardware and related modem (the "Hardware") for use with a phone line for communication with ITG.

        1. INSTALLATION. ITG will, free of charge, deliver and install the Hardware and Software (the "Installation") on Customer's premises. The Hardware and Software shall remain the property of ITG.

        2. LICENSE TO HARDWARE AND SOFTWARE. Subject to the terms of this Agreement, ITG hereby grants Customer a revocable, non-assignable, non-transferable, nonexclusive license to use the Software in object code form but solely for use in direct connection with ITG's brokerage services on the Hardware. Customer will use the Software only under the terms and conditions of this Agreement and all rights not expressly granted hereunder are reserved by ITG. Customer shall use the Software only on the Hardware provided by ITG, and shall not use the Software on any other computer system or make the Software available over a network or otherwise permit use of the Software by more than one user at a time without the prior written consent of ITG. Customer shall grant ITG access to the Hardware during normal business hours.

        3. PROHIBITED USES. CUSTOMER SHALL NOT AND SHALL NOT PERMIT ANY OTHER PARTY other than ITG to: (a) copy, modify, alter, print, list, decompile, disassemble or otherwise seek to reverse engineer the Software whether in whole or in part or to attach or otherwise connect the Software to any computer hardware other than the Hardware or other computer software without ITG's prior written consent given in its sole discretion; (b) allow anyone other than its employees to access or have access to the Software or the Hardware; (c) sell, rent, lease, license, sublicense, transfer or assign the Software or permit a timesharing, service bureau or similar arrangement using the Software; (d) write or develop any derivative software or any other software program based on the Software or any Proprietary Information (as defined in Section 9); (e) use the Software or the analytical data derived from the Software (the "Information") to execute securities trades of any kind, directly or indirectly, on any electronic trade execution system other than the Software without the prior written consent of ITG, given in its sole discretion, or for any purposes other than in connection with its own trading via ITG's brokerage services; or (f) remove the Software from the Hardware, central


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processing unit or any other location of original installation without the prior written consent of ITG in each instance; provided that Customer may move the Software to other like hardware in the same location solely in the event of a Hardware failure.

        Customer further agrees to strictly comply with all governmental, stock exchange and NASD laws, rules and regulations in connection with the use of the Software, including, but not limited to, any applicable SEC or NYSE regulations.

        4. TERM AND EFFECT OF TERMINATION.
        (a) This Agreement will take effect immediately upon execution of this Agreement and will remain in force until terminated in accordance with this Agreement.

        (b) ITG may terminate this license at any time and for any reason, including, without limitation, if ITG discontinues the QuantEX(R) service, if the Customer ceases to be a customer oF ITG, or if Customer breaches any term or condition of this Agreement or the Addendum hereto.

        (c) If ITG terminates the license for any reason, Customer shall permit ITG to remove the Installation from the Customer's premises. Customer shall also deliver to ITG all copies of the Software (including, without limitation, any documentation related thereto) in the Customer's possession within ten days of such termination. Upon termination of the license, ITG shall have no further liability to Customer hereunder.

        (d) The provisions of Sections 7, 8 and 9 shall survive the termination of this Agreement.

        5. MAINTENANCE, SOFTWARE SUPPORT AND TECHNICAL ASSISTANCE. As a service to its customers, ITG intends to provide maintenance for the Hardware, support of the Software and technical assistance as and when determined appropriate by ITG. If Customer requires an increased level of maintenance, response time or level of qualification for technical support, or additional support or maintenance beyond the maintenance, support or technical assistance determined appropriate by ITG, separate arrangements must be made in writing and a fee may be charged by ITG. Absent such separate arrangements, ITG does not guarantee any particular level of software support or technical support or time for response by its personnel or subcontractors.

        6. EXCLUSION OF WARRANTIES. While ITG has tested prior versions of the Software, as with any state-of-the-art product, the Software and any updates thereto may have features that do not perform according to their specifications, or which cause loss of data, cause the Software to terminate, or cause the Hardware or its operating system to crash (collectively, "Bugs"). Moreover, the Software may not always be updated to



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reflect the changing financial markets, which can lead to Bugs which did not originally exist in the Software. There can be changes in the data feeds that could cause problems in the Software that were not originally anticipated. Accordingly, THE HARDWARE IS PROVIDED TO THE CUSTOMER AND THE SOFTWARE IS LICENSED TO CUSTOMER ON AN "AS IS" BASIS WITHOUT WARRANTY OF ANY KIND. ITG MAKES NO EXPRESS OR IMPLIED WARRANTY CONCERNING THE PERFORMANCE OF THE HARDWARE OR SOFTWARE, AND ITG EXPRESSLY EXCLUDES ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE HARDWARE AND SOFTWARE.

        NEITHER ITG NOR ANY THIRD PARTY FURNISHING INFORMATION TO ITG GUARANTEES OR MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER (A) WITH RESPECT TO THE SEQUENCE, ACCURACY, CURRENCY OR COMPLETENESS OF ANY QUOTATIONS OR DERIVED DATA, MARKET INFORMATION OR ANY OTHER INFORMATION FURNISHED HEREUNDER, OR (B) THAT ANY DATA DISSEMINATED MAY BE RELIED ON FOR TRADING PURPOSES, AND CUSTOMER AGREES TO INDEPENDENTLY DETERMINE MARKET PRICES THROUGH CUSTOMARY TRADING CHANNELS.

        Notwithstanding the foregoing, if Customer suffers a loss due to a Hardware defect or failure, to the extent such warranties are assignable, ITG will, on request, make reasonable efforts to assign its rights against the vendors of such Hardware to Customer.

        7. LIMITATION OF DAMAGES. NEITHER ITG NOR ANY THIRD PARTY PROVIDER OF INFORMATION OR HARDWARE SHALL IN ANY EVENT BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES OR OTHER ALLEGED BREACH OF WARRANTY OR ACTION BROUGHT IN TORT OR STRICT LIABILITY OR UNDER ANY OTHER THEORY OF LIABILITY FROM ANY BUG, THE PERFORMANCE OF THE INSTALLATION, THE OPERATION OF THE SOFTWARE, OR ITG'S SUPPORT PERSONNEL, INCLUDING ANY TRADING LOSSES, FOREGONE GAINS OR FAILURE TO SUCCESSFULLY IMPLEMENT ANY INVESTMENT STRATEGY. IN ADDITION, THE AMOUNT OF ANY DAMAGES SHALL BE LIMITED IN ALL CASES TO THE COMMISSIONS CHARGED BY ITG IN THE TWO WEEKS PRECEDING THE DAMAGE INCURRED BY THE CUSTOMER.



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        8. INDEMNITY.
        (a) Customer agrees to indemnify, defend, and hold ITG harmless of and from any demands, claims or suits by any third party (other than claims that use of the Software infringes upon the proprietary rights of a third party) arising out of or related to Customer's use of the Hardware, Software or any portion thereof.

        (b) ITG shall defend, or at its option settle, any suit or proceeding brought against Customer based upon a claim that the Software constitutes an infringement of any United States patent, trademark or copyright of any third party existing prior to the date of this Agreement, and shall pay any final judgment or settlement amount in any such suit or proceeding. ITG shall not be responsible for any cost, expense or compromise incurred or made by Customer without ITG's prior written consent. ITG shall have no obligation hereunder for or with respect to claims, actions or demands alleging infringement which arise by reason of the combination of the Software with any product not supplied by ITG or use of Software in a manner other than its intended use. The foregoing indemnities are conditioned on (i) prompt notice of any claim, action, or demand for which indemnity is claimed, (ii) complete control of the defense and settlement thereof by ITG, (iii) and the cooperation of Customer in such defense.

        (c) The foregoing provisions of this Section 8 state the entire liability and obligations of ITG and the exclusive remedy of Customer with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the Software, Hardware or the Installation.

        9. PROPRIETARY RIGHTS; CONFIDENTIALITY.
        (a) Customer agrees that (i) Customer has no right, title or interest in the Hardware or Software except as expressly set forth in this Agreement, (ii) the Hardware, including its operating system, and the Software contain proprietary information and trade secrets of ITG and/or third parties (the "ITG Proprietary Information") and (iii) Customer shall not publish, disclose, or otherwise make available any of the ITG Proprietary Information to any person other than its employees authorized to use the ITG Proprietary Information. Customer shall advise each authorized employee as to the confidential nature of the ITG Proprietary Information and the restrictions placed upon its use and disclosure, and does hereby agree to indemnify ITG against any loss, damage and expense due to any disclosure of confidential material by any employee or agent of Customer. Customer agrees to notify ITG immediately should it become aware of the unauthorized possession or use of the ITG Proprietary Information or any portion thereof by any person not authorized by this Agreement to such possession or use. Customer agrees to promptly furnish full details of such possession or use to ITG, and to cooperate with ITG in any litigation against third parties deemed necessary by ITG to protect ITG's proprietary rights.



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         (b) "Confidential Information" means any proprietary information, technical data, or know-how, including, but not limited to, that which relates to specifications, research, product plans, products, services, orders, strategies, forecasts, forecast assumptions, methodologies, models, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances, disclosed by one party (the "Disclosing Party") to the other (the "Receiving Party"). Confidential Information shall not include information, technical data or know-how which: (i) was in the possession of, or demonstrably known by, the Receiving Party prior to its receipt from the Disclosing Party; (ii) is in the public domain at the time of disclosure, not as a result of any inaction or action of the Receiving Party; (iii) is approved for release by the Disclosing Party in writing or (iv) is independently developed by the Receiving Party without reliance on or use of the Confidential Information.

         (c) Each party agrees to maintain the confidentiality of the Confidential Information using procedures no less rigorous than those used to protect and preserve the confidentiality of its own similar proprietary information, and shall not, directly or indirectly, (i) transfer or disclose any Confidential Information to any third party, (ii) use any Confidential Information other than as contemplated under this Agreement or (iii) take any other action with respect to Confidential Information inconsistent with the confidential and proprietary nature of such information. In the event that either party or their respective directors, officers, employees, consultants or agents are requested or required by legal process to disclose any of the Confidential Information of the other party, the party required to make such disclosure shall, to the extent permitted by law, give prompt notice so that the other party may seek a protective order or other appropriate relief. In the event that such protective order is not obtained, the party required to make such disclosure shall disclose only that portion of the Confidential Information which its counsel advises that it is legally required to disclose.

         10. TIME FOR COMPLAINTS, LIMITATION OF ACTIONS. ITG can only remedy a Bug or service problem, subject to the limitations set forth in Paragraph 5 above, if it knows of the problem, and ITG relies on its customers to promptly notify ITG of any such problem. Accordingly, Customer agrees to promptly notify ITG of any such problem as soon as Customer becomes aware of the same. Subject to the limitations set forth above in Section 5, in no instance shall ITG have any obligation with respect to any Bug or service complaint unless the Customer has notified ITG of the Bug or service complaint in writing within 7 days of discovery by the Customer.

         11. ARBITRATION. IN CONNECTION WITH THE FOLLOWING AGREEMENT TO ARBITRATE, CUSTOMER UNDERSTANDS THAT:



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         a.      ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

         b. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

         c. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

         d. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING, AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF THE RULING BY THE ARBITRATORS IS STRICTLY LIMITED; AND

         e. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

         ACKNOWLEDGING THE PRECEDING DISCLOSURES, CUSTOMER AGREES THAT ANY AND ALL CONTROVERSIES WHICH MAY ARISE BETWEEN CUSTOMER AND ITG CONCERNING CUSTOMER ACCOUNTS, ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN CUSTOMER AND ITG, WHETHER ENTERED INTO ON, PRIOR OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE DETERMINED BEFORE THE NASD OR AN EXCHANGE OF WHICH ITG IS A MEMBER IN ACCORDANCE WITH THE RULES OF THAT PARTICULAR REGULATORY AGENCY OR EXCHANGE THEN IN EFFECT. CUSTOMER MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE BY THE NASD OR ANOTHER APPROPRIATE SPECIFIC NATIONAL SECURITIES EXCHANGE, BUT IF CUSTOMER FAILS TO MAKE SUCH ELECTION BY REGISTERED LETTER OR TELEGRAM WITHIN FIVE (5) DAYS AFTER CUSTOMER RECEIVES A WRITTEN REQUEST FROM ITG THAT CUSTOMER MAKES SUCH ELECTION, THEN ITG SHALL MAKE THE ELECTION AS TO THE ARBITRATION FORUM WHICH WILL HAVE JURISDICTION OVER THE DISPUTE. JUDGMENT UPON ARBITRATION AWARDS MAY BE ENTERED IN ANY COUNTY, STATE OR FEDERAL COURT, HAVING JURISDICTION.

         No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an Agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.



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         12. EQUITABLE RELIEF. Notwithstanding anything contained in Paragraph
11 to the contrary, ITG shall have the right to institute judicial proceedings against Customer or anyone acting by, through or under Customer in order to enforce ITG's rights hereunder through specific performance, injunction or similar equitable relief. In addition, Customer acknowledges and agrees that the obligations contained in Paragraphs 3 and 9 hereof are of special and unique character which give them peculiar value to ITG and ITG cannot be adequately compensated in damages in an action at law in the event Customer breaches such obligations. Customer therefore agrees that, in addition to any other remedies which ITG may possess, ITG shall be entitled to specific performance, injunctive or other equitable relief in the form of preliminary and permanent injunctions or other appropriate or similar equitable remedies, without bond or other security, in the event of an actual or threatened breach of said obligations by Customer, and Customer agrees in advance to waive its rights to contest ITG's pursuit of such remedies. Customer further agrees that the United States District Court for the Southern District of New York, or any state court located in New York, shall have jurisdiction to enter such specific performance, injunctive or other equitable relief as may be requested by ITG pursuant to this Paragraph. Customer hereby agrees to submit to, and not to contest, the jurisdiction of such state or Federal courts in connection with any suit brought by ITG to obtain such relief.

         13. FILING OF FINANCING STATEMENTS. ITG or its affiliates may, at their option, file a financing statement with respect to the Hardware or the Software pursuant to the Uniform Commercial Code and, by executing this Agreement, Customer irrevocably appoints ITG as its attorney-in-fact in making such filing.

         14. ASSIGNMENT: This Agreement and the license granted hereunder are personal in nature and may not be assigned by Customer without the prior written consent of ITG. Any attempt to sublicense, assign or transfer this Agreement or any of the rights, licenses, duties or obligations under this Agreement, whether by operation of law or otherwise, shall be null and void AB INITIO.

         15. MISCELLANEOUS. A waiver or breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. There are no prior representations, warranties or agreements between the parties not contained in this Agreement. All headings contained herein are for directory purposes only and are not part of this Agreement. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same document. This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles. The whole or partial invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.



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        THIS AGREEMENT EXCLUDES ALL WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES
OF MERCHANTABILITY OR FITNESS IN PARAGRAPH 6 ON PAGE 3.

        THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE IN PARAGRAPH 11 ON PAGES 5-6.

        BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED A COPY OF IT.


ITG INC.

By:
     --------------------------------
     Name:
     Title:
     Date:


[Insert Customer Name]

By:
     --------------------------------
     Name:
     Title:
     Date: